UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MYOS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MYOS CORPORATION
45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927

November 1, 2013

Dear Stockholders:

It is our pleasure to invite you to the 2013 Annual Meeting of Stockholders of MYOS Corporation.  We will hold the meeting on December 16, 2013, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in MYOS Corporation.

Sincerely,
/s/ Dr. Robert J. Hariri
Dr. Robert J. Hariri
Chairman of the Board of Directors

MYOS CORPORATION
45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2013

To the Stockholders of MYOS Corporation:

Notice is hereby given that the 2013 annual meeting of the stockholders of MYOS Corporation (“MYOS” or the “Company”) will be held on December 16, 2013, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.  At the annual meeting or any postponement, adjournment or delay thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to elect five directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to approve, on a non-binding advisory basis, the executive compensation of MYOS’s named executive officers as described in this Proxy Statement;

3.	to vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation;

4.	to amend the MYOS Corporation 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 10,000,000 shares to 20,000,000 shares;

5.	to ratify the appointment of Seligson & Giannattasio, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on October 21, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD, “THREE YEARS” ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND “FOR” EACH OF THE OTHER PROPOSALS.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone, fax, or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the Annual Meeting.  We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

/s/ Dr. Robert J. Hariri
Dr. Robert J. Hariri
Chairman of the Board of Directors

YOU ARE RESPECTFULLY REQUESTED BY THE BOARD TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU GRANT A PROXY, YOU MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING OR VOTE IN PERSON AT THE MEETING. IF YOU RECEIVED THIS PROXY STATEMENT IN THE MAIL, A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about November 1, 2013.

Important Notice Regarding the Availability of Proxy Materials for the
MYOS Corporation Annual Meeting of Stockholders to be Held on December 16, 2013

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available on the Investor Relations portion of our web site at www.myoscorp.com.

MYOS CORPORATION

TABLE OF CONTENTS

Questions and Answers about the Proxy Materials and the Annual Meeting	1

Proposal No. 1: Election of Directors	7
Directors and Executive Officers	7
Members of the Scientific Advisory Board	9
Transactions with Related Persons, Promoters, and Control Persons	10
Review, Approval or Ratification of Transactions with Related Persons	11
Section 16(a) Beneficial Ownership Reporting Compliance	11
Vote Required	11
Recommendation of the Board	11

Proposal No. 2: Approval of 2012 Compensation Awarded to Named Executive Officers	12
Vote Required	12
Recommendation of the Board	12

Proposal No. 3: Approval of Frequency of Stockholder Advisory Vote Regarding Compensation Awarded To Named Executive Officers	13
Vote Required	13
Recommendation of the Board	13

Proposal No. 4: Amendment of the Company’s 2012 Equity Incentive Plan	14
General	14
Purpose of the Amendment	14
Summary of the Amended Plan	14
Administration	14
Eligibility	14
Number of Shares Authorized	14
Awards Available for Grant	15
Options	15
Stock Appreciation Rights	15
Restricted Stock	15
Restricted Stock Unit Awards	15
Stock Bonus Awards	16
Performance Compensation	16
Transferability	16
Amendment	16
Change in Control	16
U.S. Federal Income Tax Consequences	16
New Amended Plan Benefits	18
Interests of Directors or Officers	18
Vote Required	18
Recommendation of the Board	18

Proposal No. 5: Ratification of Appointment of our Independent Registered Public Accounting Firm	19
Fees Billed by our Independent Registered Public Accounting Firms During Fiscal 2012 and 2011	19
Vote Required	19
Recommendation of the Board	19

Security Ownership of Certain Beneficial Owners and Management	20

Corporate Governance	22
Board Meetings	22
Board Committees	22
Director Nominations	22
Board Leadership Structure, Executive Sessions of Non-Management Directors	22
Board Role in Risk Oversight	23
Code of Ethics	23
Stockholder Communications with the Board	23

Report of the Board of Directors	24

Executive Compensation	25
Summary Compensation Table	25
Employment Agreements	25
Outstanding Equity Awards at 2012 Fiscal Year-End	27
Director Compensation	27

Stockholder Proposals	28

Proxy Solicitation	28

Annual Report	28

Delivery of Proxy Materials to Households	28

Other Matters	29

Appendix A: Amendment No. 1 to MYOS Corporation 2012 Equity Incentive Plan	A-1

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of MYOS Corporation (the “Board”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders or any postponement, adjournment or delay thereof (the “Annual Meeting”) to be held at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, on December 16, 2013, at 10:30 a.m., local time. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning on or about November 1, 2013.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “MYOS,” “we,” “our,” “us” and “the Company” to refer to MYOS Corporation.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:
The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on October 21, 2013, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may contact our transfer agent at the telephone number or address listed below to request an additional set of proxy materials:

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, MYOS sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

●	to elect five directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

●	to approve, on a non-binding advisory basis, the executive compensation of MYOS’s named executive officers as described in this Proxy Statement;

●	to vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation;

●	to amend the MYOS Corporation 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 10,000,000 shares to 20,000,000 shares;

●	to ratify the appointment of Seligson & Giannattasio, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

●	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board, “THREE YEARS” on the frequency of future advisory votes on executive compensation and “FOR” each of the other proposals.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●
By telephone, fax, or over the Internet.  This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

●
In person at the Annual Meeting.  All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.   If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending written notice of revocation to the Corporate Secretary of MYOS;

●	submitting a new, proper proxy dated later than the date of the revoked proxy; or

●	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:
If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board, “THREE YEARS” on the frequency of future advisory votes on executive compensation and “FOR” each of the other proposals.

Q:	Will my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on non-routine matters. Proposals 1 through 4 are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”).  If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of the foregoing matters being voted on at the Annual Meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:	In the election of directors, the five nominees receiving the highest number of affirmative votes will be elected. You may withhold votes from any or all nominees.

For the proposal for the frequency of advisory votes on executive compensation, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Abstentions will not affect the outcome of the vote on the proposal.

The proposals for the advisory vote for executive compensation, the amendment to the MYOS Corporation 2012 Equity Incentive Plan and the ratification of the appointment of Seligson & Giannattasio, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013 require the affirmative “FOR” votes of a majority of the votes cast on each matter.  Abstentions will not affect the outcome of the vote on any of these proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for proposals 1 through 4, shares that constitute broker non-votes are not considered entitled to be voted on those proposals.  As a result, the broker “non-vote” will have no effect on the outcome of those proposals, assuming that a quorum is present.

Q:	How many votes do I have?

A:
If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold.  As of October 21, 2013, the record date, there were 111,372,282 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:
If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:
Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Dr. Robert J. Hariri and Peter Levy, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the Annual Meeting, either in person or by proxy, totaling 55,686,142 shares. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on October 21, 2013 or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a bank, broker or other nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to October 21, 2013, a copy of the voting instruction card provided to you by your bank, broker or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on December 16, 2013, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.  You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your bank, broker or other nominee.  You may vote your shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your bank, broker or other nominee.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed to us or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:
For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the frequency of future advisory votes on executive compensation, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How may I obtain MYOS’ Annual Report on Form 10-K and other financial information?

A:
A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) is being sent to stockholders along with this Proxy Statement.  Stockholders may request an additional free copy of the Annual Report and other financial information by contacting us at:

MYOS Corporation 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Peter Levy Telephone: (973) 509-0444

We will also furnish any exhibit to the Annual Report if specifically requested.

Alternatively, you can access the Annual Report at the investor relations portion of our website at www.myoscorp.com. Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:
Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

MYOS Corporation 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Peter Levy Telephone: (973) 509-0444

You may also contact our transfer agent at the telephone number or address listed below

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the  Annual Meeting to serve until the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) and until their successors are duly elected and qualify.  The director nominees, each of whom currently serves on the Board, are Dr. Robert J. Hariri, Dr. Louis Aronne, Dr. Peter Diamandis, Dr. Buzz Aldrin and Dr. Sapna Srivastava. If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Directors and Executive Officers

The following table sets forth the name, age and position of each of our current directors (each of whom is a nominee) and executive officers.

Name	Age	Position
Dr. Robert J. Hariri	54	Chairman of the Board of Directors

Peter Levy	52	President and Chief Operating Officer

Carl DeFreitas	58	Chief Financial Officer

Dr. Buzz Aldrin	83	Director

Dr. Louis J. Aronne	57	Director

Dr. Peter Diamandis	52	Director

Dr. Sapna Srivastava	42	Director

Our officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The following is a brief summary of the background of each of our directors and executive officers, including specific information about each director’s experience, qualifications, attributes or skills that led the board to the conclusion that the individual is qualified to serve on our board.

Dr. Robert J. Hariri joined us as a Director in July 2011 and was elected Chairman of the Board in April 2012. Dr. Hariri has served as the chief executive officer of Celgene Cellular Therapeutics, a division of Celgene Corporation, since 2005. Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. He has also served as co-founder, vice chairman and chief scientific officer of Neurodynamics, a privately held medical device and technology corporation. Dr. Hariri has also held key academic positions at Weill Medical College of Cornell University and the Cornell University Graduate School of Medical Science, including serving as the director of the Center for Trauma Research. Dr. Hariri also sits on the boards of WaferGen Bio-systems, Inc. (NASDAQ:WGBS), ImmuneRegen (NASDAQ:IRBS) and Rocket Racing, Inc. Dr. Hariri is a member of the board of visitors of the Columbia University Fu Foundation School of Engineering and Applied Sciences and the Science and Technology Council of the Columbia University College of Physicians and Surgeons and is a member of the scientific advisory board for the Archon X Prize for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri was recently appointed to the New Jersey Commission for Cancer Research by Governor Chris Christie. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College.  Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center and directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience qualifies him to serve on our board of directors.

Peter Levy joined us as Chief Operating Officer and Executive Vice President in February 2012 and has served as our President since April 2013. Mr. Levy most recently served as Executive Vice President of Empire Sports and Entertainment Company, a promotional and entertainment firm focused on live events from October 2010 to January 2012. From April 2010 to October 2010, he served as head of research and development for JMP Holdings, a real estate development firm maintaining a portfolio of retail, entertainment, sports, education, government projects, and residential properties. From January 1999 until April 2010, Mr. Levy was a partner and principal of Sobel & Co., LLC, Certified Public Accountants and Consultants, a regional CPA firm, where he was responsible for the firm's Sarbanes-Oxley practice, Strategic Planning, and the Corporate Integrity Unit. From March 1989 to January 1998, Mr. Levy worked at AT&T, first as a technology attorney in the Computer Systems Business Unit, and subsequently as an attorney and Senior Attorney in the Consumer Business Unit and AT&T EasyLink Services, AT&T Internet Division. In 1992, he became the division head of AT&T Advanced Consumer Enterprises, AT&T's strategic planning group responsible for researching and developing new consumer services aligned with telecommunications. From August 1985 to February 1989, he served as an attorney with Rosenman Colin Freund Lewis and Cohen, a New York law firm. Mr. Levy graduated from Harvard University in 1982 with honors, and was a recipient of the John Harvard Scholarship for Academic Distinction. Mr. Levy graduated from Cornell Law School in 1985.

 Carl DeFreitas joined us as Interim Chief Financial Officer in February 2013 and has served as our Chief Financial Officer since May 2013.  Mr. DeFreitas also served as a consultant to us from August 2012 to February 2013, in which role he has participated in the preparation of our financial statements, SEC filings and tax returns. Since 1991, Mr. DeFreitas has served as the managing partner of DeFreitas & DelSanto, LLP, a boutique accounting firm.  From September 1989 to September 1991, he served as the director of taxation for Graphic Scanning Corp., which was a publicly traded company.  Mr. DeFreitas served as a senior accountant at Peat Marwick from September 1981 to June 1985 and as a senior tax manager at Ernst & Whinney from June 1985 to September 1989.  He received his B.S. in Business Administration and Accounting from the University of Buffalo, and his Masters in Business Administration from Hofstra University. Mr. DeFreitas is a Certified Public Accountant, Certified Financial Planner, and has an Advanced Certification in Taxation from New York University.

Dr. Buzz Aldrin joined us as a Director in May 2012. From 1951 until 1971, Dr. Aldrin served as a pilot in the United States Air Force. In October 1963, he was selected as an astronaut by the National Aeronautics and Space Administration (NASA). In 1966, on the Gemini 12 orbital mission, Dr. Aldrin performed the world’s first successful spacewalk. On July 20, 1969, Dr. Aldrin and Neil Armstrong made their historic Apollo 11 moonwalk, becoming the first two humans to set foot on the moon. Dr. Aldrin has received three U.S. patents for his schematics of a modular space station, Starbooster reusable rockets, and multi-crew modules for space flight. He founded Starcraft Boosters, Inc., a rocket design company, and the ShareSpace Foundation, a nonprofit devoted to advancing space education, exploration and affordable space flight experiences for all. In June 2011, Dr. Aldrin started Buzz Aldrin Enterprises, LLC, which oversees all aspects of his public appearances, media, licensing, endorsements and efforts to promote the future of the space program.  Dr. Aldrin is an author of seven books including an autobiography entitled, “Magnificent Desolation” which was released in 2009 just before the 40th anniversary of the Apollo 11 moon landing. He has authored two illustrated children's books: “Reaching for the Moon” and “Look to the Stars.” Dr. Aldrin also authored two space science-fact-fiction novels: “The Return” and “Encounter with Tiber.” His non-fiction works include a historical documentary, “Men from Earth,” and an early 1970's autobiography, “Return to Earth.”  Dr. Aldrin attended the U.S. Military Academy at West Point, New York, where he received his Bachelor of Science in mechanical engineering in 1951. He received his Doctorate of Science in Astronautics from the Massachusetts Institute of Technology in 1963.  We believe Dr. Aldrin’s scientific background qualifies him to serve on our board of directors.

Dr. Louis Aronne joined us as a Director and a member of our Scientific Advisory Board in July 2011. Dr. Aronne is a Clinical Professor of Medicine at Weill-Cornell Medical College and an Adjunct Clinical Associate Professor of Medicine at Columbia University College of Physicians and Surgeons. He is Director of the Comprehensive Weight Control Program, a multidisciplinary obesity research and treatment program affiliated with New York Presbyterian Hospital, which he founded in 1986. Dr. Aronne is former president of the Obesity Society and a fellow of the American College of Physicians. He has authored more than 50 papers and book chapters on obesity and edited the National Institutes of Health Practical Guide to the Identification, Evaluation, and Treatment of Overweight and Obesity in Adults. Dr. Aronne has won several awards for teaching, including the Leo M. Davidoff Society Prize from Albert Einstein College of Medicine in 1983 and Eliot Hochstein Teaching Award from Cornell University in 1990.  Dr. Aronne graduated Phi Beta Kappa from Trinity College with a BS in biochemistry and from Johns Hopkins University School of Medicine.  We believe Dr. Aronne’s skill as a physician and his knowledge and experience with respect to obesity qualifies him to serve on our board of directors.

Dr. Peter Diamandis joined us as a Director in August 2011. Dr. Diamandis is the Chairman and CEO of the X PRIZE Foundation, a non-profit organization whose mission is to bring about radical breakthroughs for the benefit of humanity. Dr. Diamandis also serves as Chairman of Singularity University and is the founder and past-CEO of Zero Gravity Corporation, a commercial space company developing private, FAA-certified parabolic flights. He is the Chairman and co-founder of the Rocket Racing League as well as the co-founder and Vice Chairman of Space Adventures Ltd., the company which brokered the launches of four private citizens to the International Space Station.  In 1987, Dr. Diamandis co-founded the International Space University (ISU), and served as its first managing director. Dr. Diamandis attended the Massachusetts Institute of Technology, where he received his Bachelor of Science in molecular genetics and Master of Science in aerospace engineering. Dr. Diamandis also serves as a member of the board of directors of 3D Systems Corporation (NYSE:DDD). He received his Doctor of Medicine from Harvard Medical School.  In 2005, he received an honorary Doctorate from the International Space University.  We believe Dr. Diamandis’ training as a scientist and his comprehensive leadership background resulting from service as a chief executive officer of various enterprises qualifies him to serve on our board of directors.

Dr. Sapna Srivastava joined us as a Director in February 2013.  Dr. Srivastava has served as a special advisor to us since October 2012, in which role she has advised the Company on its business and financial strategy. She most recently served as the senior equity analyst and team leader for the biotechnology sector at Goldman Sachs Group, Inc. (NYSE:GS) from June 2010 to June 2012. Dr. Srivastava served as the senior equity analyst covering the biotechnology sector at Morgan Stanley (NYSE:MS) from April 2004 to September 2009, and at ThinkEquity Partners LLC from January 2003 to April 2004. She began her career at J.P. Morgan (NYSE:JPM), where she served as a research associate from April 1999 to October 2002. In these roles, she was primarily responsible for providing investment advice regarding the biotechnology sector to institutional clients. Dr. Srivastava received her Ph.D. in Biology from New York University and her B.Sc. from University of Bombay (India).

Members of the Scientific Advisory Board

In addition to our board of directors, we have formed a Scientific Advisory Board, comprised of scientists and medical professionals who will advise us on science and medical health issues, medical conditions and health care trends as they relate to our current and future products. Members of the Scientific Advisory Board provide us with advice, insights, contacts and other assistance based on their extensive knowledge and experience. Specifically, they advise us on: (a) the use of myostatin modulators in the treatment of various disorders including sarcopenia, obesity, muscle repair, anti-aging and longevity therapy, (b) the biological activities of our products and (c) the development of clinical research programs relating to the biomedical activities and benefits of our products. We enter into advisory board agreements with members of the Scientific Advisory Board pursuant to which they are entitled  to receive a fixed number of shares of common stock (which may vary as determined by the board of directors), which generally vest over a number of years. The Scientific Advisory Board is currently comprised of the following members:

Dr. Sol Barer joined the Scientific Advisory Board as Chairman in June 2012. He has served as a member of the Board of Directors of Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR) since May 2011. Dr. Barer is currently the Managing Partner of SJBarer Consulting LLC. He previously served in various positions at Celgene Corporation (a biopharmaceutical company focused on the treatment of cancer and inflammatory diseases), including Chairman and Chief Executive Officer from May 2006 until June 2010, Executive Chairman from June 2010 until December 2010, and Non-Executive Chairman from January 2011 until June 2011. Prior to that, he held several other positions within Celgene, including President and Chief Operating Officer. Dr. Barer joined the Celanese Research Company in 1974 and formed the biotechnology group that was subsequently spun out to form Celgene. Dr. Barer currently serves on the Board of Directors of Amicus Therapeutics (a biopharmaceutical company focused on the development of novel small molecule drugs for the treatment of genetic diseases), InspireMD, Inc. (a medical device company focused on the development and commercialization of stent system technology), and several privately held biotechnology companies. Dr. Barer received a B.S. from Brooklyn College and a Ph.D. in Organic Chemistry from Rutgers University.

Biographical information for Dr. Robert Hariri and Dr. Louis Aronne is set forth above in “Directors and Executive Officers.”

Dr. Caroline Apovian joined the Scientific Advisory Board in February 2013. Since November 2010, Dr. Apovian has served as Professor of Medicine and Pediatrics, in the Section of Endocrinology, Diabetes, and Nutrition at Boston University School of Medicine. She has also served as Director of the Center for Nutrition and Weight Management at Boston Medical Center since January 2000. Dr Apovian is a nationally and internationally recognized authority on nutrition and has been in the field of obesity and nutrition since 1990. Dr. Apovian was a recipient of the Physician Nutrition Specialist Award given by the American Society of Clinical Nutrition for her work on developing and providing nutrition education, to medical students and physicians in training at Boston University School of Medicine. She has published over 100 articles, chapters, and reviews on the topics of obesity, nutrition, and the relationship between adipose tissue and risk of developing cardiovascular disease. In addition, she has written a popular book for patients called “The ALLI Diet Plan”.  Dr. Apovian has been a member of The Obesity Society since 1992, and has served on the Clinical Committee as well as Secretary/Treasurer and the Executive Committee from 2005 to 2008. Additionally, she serves as Associate Editor for the Society's journal, Obesity. Dr. Apovian received her B.A. from Barnard College and her M.D. from the University of Medicine and Dentistry of New Jersey.

Dr. Neilank Jha joined the Scientific Advisory Board in December 2011. Since July 2010, Dr. Jha has served as a Clinical Fellow in the Spinal Program of Toronto Western Hospital Chairman. From 2004 to 2010, he was in the Neurosurgery Residency Program at McMaster University.  Dr. Jha received his B.S. from the University of Toronto and his Doctor of Medicine from McMaster University.

Transactions with Related Persons, Promoters and Certain Control Persons

The following is a description of the transactions we have engaged in during the year ended December 31, 2012 and through the date hereof, with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

From October 2011 to January 2012, Dr. Robert Hariri, a member of our board of directors, loaned to us and advanced on our behalf an aggregate of $99,500, which amount accrued interest at a rate of 3% per annum.  On June 29, 2012, Dr. Hariri converted the debt (including accrued interest) into 507,306 shares of common stock.

On November 29, 2011, we completed a private placement of $400,000 aggregate principal amount of unsecured convertible promissory notes, or the Notes, to certain accredited investors, including a Note in the amount of $150,000 to Dr. Robert Hariri, a member of our board of directors. The Notes were to mature on the earlier of (i) May 29, 2012 and (ii) our consummation of a debt or equity financing in excess of $500,000, or a Qualified Financing, unless earlier converted and bear interest at a rate of 18% per annum.  Interest on the Notes was to be due on the maturity date unless earlier converted. The Notes were to be convertible into shares of our common stock at a conversion price equal to the lower of: (i) $0.20 or (ii) the conversion rate or offering price, as applicable, for the securities sold in the Qualified Financing. As additional consideration for the Notes, we issued an aggregate of 400,000 shares of common stock to the purchasers, including 150,000 shares to Dr. Hariri. On February 14, 2012, we and the purchasers entered into an agreement to amend the definition of Qualified Financing from $500,000 to $2.0 million. On June 29, 2012, Dr. Hariri converted the promissory note (including accrued interest) into 828,375 shares of common stock.

On April 30, 2012, J.B. Bernstein resigned from his positions as our President and Chief Executive Officer and as a member of our board of directors. In connection with his resignation, we entered into a consulting agreement with Mr. Bernstein pursuant to which we agreed to pay him a consulting fee of $5,000 per month during the six-month term of the agreement. The agreement terminated on October 31, 2012.

On June 14, 2012, Dr. Carlon Colker resigned from his positions as our Chief Medical Officer and Executive Vice President.  In connection with such resignation, Dr. Colker entered into an agreement with us, pursuant to which we agreed to issue him 300,000 shares of common stock.

On February 6, 2013, Andrew Einhorn resigned as our Chief Financial Officer.  We entered into a consulting agreement with Mr. Einhorn, pursuant to which he was entitled to his current base salary during the term of the agreement. The consulting agreement, which terminated on February 28, 2013, also included customary confidentiality and non-solicitation provisions.

On February 8, 2013, Dr. Sapna Srivastava joined our Board of Directors. In October 2012, we entered into an advisory agreement with Dr. Srivastava, pursuant to which she agreed to serve as a special advisor to us.  Upon her appointment to serve as special advisor, we issued her 100,000 shares of common stock, which shares have previously vested. In addition, we agreed to issue Dr. Srivastava, for each quarter that she provides services to us, a stock option to purchase 150,000 shares of common stock, which option vests (whether or not she is still serving as a special advisor) over two years in equal annual installments, with the first such installment vesting upon the first anniversary of the issuance of such option.  Dr. Srivastava continues to serve as a special advisor subsequent to her appointment to the Board of Directors.

Review, Approval or Ratification of Transactions with Related Persons.

Although we have not had a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our board of directors. Our board of directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2012 except for one late Form 4 for each of Dr. Buzz Aldrin, Dr. Louis Aronne and Peter Levy.

Vote Required

The five nominees receiving the highest number of affirmative votes will be elected to the Board.  You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2014 Annual Meeting and until their successors are duly elected and qualify.

PROPOSAL NO. 2: APPROVAL OF 2012 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for 2012.

Our executive compensation program and compensation paid to our named executive officers are described in this proxy statement. Our compensation programs are overseen by the Board and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support three primary business objectives:

●	Attract and retain the best talent.
●	Support our culture of performance.
●	Align employee interests with long-term stockholder interests in the overall success of the Company.

To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

The Board of Directors believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board of Directors is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve this proposal.  Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which is disclosed elsewhere in this proxy statement.  The vote is advisory, and therefore is not binding on the Company or the Board of Directors in any way.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the foregoing resolution.

PROPOSAL NO. 3:  APPROVAL OF FREQUENCY OF STOCKHOLDER ADVISORY VOTE
REGARDING COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the vote held every year, every two years, or every three years, or you may abstain. We recommend that this advisory vote be held once every three years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

Vote Required

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our Board. However, the Board will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to our Board of Directors.

Recommendation of the Board

The Board recommends a vote for a frequency of once every “THREE YEARS” for the stockholder advisory vote on compensation awarded to our named executive officers.

PROPOSAL NO. 4:  AMENDMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN

In November 2012, our stockholders approved the adoption of our 2012 Equity Incentive Plan (the “Plan”). On October 21, 2013, subject to stockholder approval, the Board of Directors approved a proposal to amend the Plan to increase the number of shares of our common stock subject to the Plan by 10,000,000 shares to 20,000,000 shares (as so amended, the “Amended Plan”).

General

The Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. The maximum number of shares of common stock currently reserved for the grant of awards under the Plan is 10,000,000, subject to adjustment as provided by the Plan. As of October 21, 2013, 309,000 shares were available for future grants under the Plan. If the proposal for the amendment of the Plan is approved, then the maximum number of our shares of common stock reserved for grant of awards under the Amended Plan will be 20,000,000, of which 10,309,000 will be available for future grants.

Purpose of the Amendment

           The purpose of the amendment to the Plan is to increase the number of shares of our common stock subject to the Plan from 10,000,000 shares to 20,000,000 shares. Our board of directors believes that the number of shares of common stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our board of directors believes the Plan amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our common stock. The full text of the proposed Plan amendment is set out in Appendix A to this Proxy Statement.

Capitalized terms used but not defined in this Proposal shall have the meanings ascribed to them in the Amended Plan. The following description is qualified in its entirety by reference to the Amended Plan.

Summary of the Amended Plan (as proposed to be amended)

Administration. Our Incentive Plan Committee (the “Committee”), comprised of members of the Board, will administer the Amended Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Our employees, directors, officers, advisors or consultants and such persons at our affiliates are eligible to participate in the Amended Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Amended Plan, however, it may delegate such authority to one or more of our officers under the circumstances set forth in the Amended Plan.

Number of Shares Authorized. The Amended Plan provides for an aggregate of 20,000,000 shares of common stock to be available for awards.  If an Award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Amended Plan.

Each share of common stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one and one-half shares.

If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under  the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Amended Plan will have a term of ten years and no further awards may be granted under the Amended Plan after that date.

Awards Available for Grant. The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. The Committee will be authorized to grant Options to purchase common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Amended Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Amended Plan, the exercise price of the Options will not be less than the fair market value (as determined under the Amended Plan) of our common stock at the time of grant (or 110% of fair market value in the case of a qualified option granted to a 10% stockholder). Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights. The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Amended Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Amended Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock. The Committee will be authorized to award Restricted Stock under the Amended Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with us. The Committee will determine the terms of such Restricted Stock awards. Restricted stock is common stock that generally is non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with us. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards. The Committee will be authorized to grant Awards of unrestricted common stock or other Awards denominated in common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Committee will be authorized to grant any Award under the Amended Plan in the form of a Performance Compensation Award by conditioning the vesting of the Award on the attainment of specific levels of performance of us and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each Award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The Amended Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Amended Plan at any time; however, stockholder approval to amend the Amended Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any Award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Amended Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals. In general, the Committee may, in its discretion, cancel outstanding Awards and pay the value of such Awards to the participants in connection with a Change in Control. The Committee can also provide otherwise in an award agreement under the Amended Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and/or vesting of Awards under the Amended Plan and is intended to reflect the current provisions of the Code, the regulations thereunder and any other relevant authorities.  Any such Code provision, regulation or authority may change in the future, possibly with retroactive effect. This summary is not intended to be a complete statement of applicable U.S. federal income tax law, nor does it address any tax considerations other than U.S. federal income tax considerations, such as foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.  Each participant should further consult his or her own tax adviser regarding the tax treatment of the disposition of shares of common stock acquired pursuant to the exercise or receipt of any Awards under the Amended Plan.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an Award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the Award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the Award are transferred to the participant over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Amended Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Amended Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Amended Plan Benefits

Future grants under the Amended Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Amended Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Amended Plan.

 Interests of Directors or Officers

Our directors may grant Awards under the Amended Plan to themselves as well as our officers, in addition to granting awards to our other employees, consultants and advisors.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Amended Plan.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amended Plan.

PROPOSAL NO. 5:  RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Seligson & Giannattasio, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  Although this appointment does not require ratification, the Board has directed that the appointment of Seligson & Giannattasio, LLP be submitted to stockholders for ratification due to the significance of their appointment to us.  If stockholders do not ratify the appointment of Seligson & Giannattasio, LLP, the Board will consider the appointment of another independent registered public accounting firm for the fiscal year ending December 31, 2014.

Seligson & Giannattasio, LLP, served as our independent registered public accounting firm for the fiscal years ended December 31, 2012 and December 31, 2011.  Representatives of Seligson & Giannattasio, LLP, are expected to be present at the  Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Fees Billed by our Independent Registered Public Accounting Firms During Fiscal 2012 and 2011

The following table sets forth the fees paid or to be paid to Seligson & Giannattasio, LLP for services rendered to us for the fiscal years ended December 31, 2011 and 2012:

	2011	2012
Audit Fees (1)	$60,748	$49,000
Audit-Related Fees (2)	$-	$-
Tax Fees (3)	$-	$-
All Other Fees	$-	$-

(1)
Audit fees consist of fees billed for professional services rendered for the annual audits of our financial statements, quarterly reviews of financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Seligson & Giannattasio, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of Seligson & Giannattasio, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of October 21, 2013 by:

●	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our based solely on Schedule 13D/13G filings with the Securities and Exchange Commission;

●	each of our officers and directors at such date; and

●	all of our executive officers and directors at such date, as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of October 21, 2013, there were 111,372,282 shares of our common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class
Dr. Robert J. Hariri (2)	10,219,014	9.2%
Dr. Louis J. Aronne (3)	1,468,333	1.3%
Dr. Peter Diamandis (4)	433,333	*
Dr. Buzz Aldrin (5)	350,000	*
Dr. Sapna Srivastava (6)	283,333	*
Peter Levy (7)	752,000	*
Carl DeFreitas (8)	26,000	*
Dr. Carlon Colker (9)	7,324,000	6.6%
Ultra Pro Sports, LLC (10)	7,757,000	7.0%
Directors and officers as a group (7 persons)	13,532,013	12.2%

*           Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o MYOS Corporation, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927.

(2)
Includes shares held by Hariri Family Ltd. Partnership. Includes 83,333 shares currently exercisable upon exercise of stock option at $0.25 per share and 250,000 shares currently exercisable upon exercise of stock option at $0.69 per share.

(3)	Includes 83,333 shares currently exercisable upon exercise of stock option at $0.25 per share and 625,000 shares currently exercisable upon exercise of stock option at $0.64 per share.

(4)	Includes 83,333 shares currently exercisable upon exercise of stock option at $0.25 per share and 250,000 shares currently exercisable upon exercise of stock option at $0.45 per share.

(5)	Includes 83,333 shares currently exercisable upon exercise of stock option at $0.25 per share and 166,667 shares currently exercisable upon exercise of stock option at $0.14 per share.

(6)	Includes 83,333 shares currently exercisable upon exercise of stock option at $0.20 per share.

(7)	Includes 2,000 shares currently exercisable upon exercise of stock option at $0.20 per share.

(8)	Includes 25,000 shares currently exercisable upon exercise of stock option at $0.25 per share.

(9)	Includes 7,024,000 shares held by Peak Wellness, Inc., a corporation wholly-owned by Dr. Colker. Dr. Colker has sole voting and investment control over these securities.

(10)	Janine Divenuto has sole voting and investment control over these securities.

CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2012, the Board held one formal meeting and otherwise acted by unanimous written consent. We have no written policy regarding director attendance at annual meetings of stockholders. Our last annual meeting of stockholders was held on November 20, 2012 and two board members attended such meeting.

Board Committees

Our Board of Directors does not maintain separate audit, nominating or compensation committees. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange. If we are successful in listing our common stock on a national securities exchange, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Exchange Act.

Director Nominations

Our Board of Directors does not maintain a separate nominating committee. Functions customarily performed by a nominating committee are performed by our Board as a whole. In evaluating and determining whether to nominate a candidate for a position on the Board, our Board utilizes a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or scientific/medical research experience relevant to our product candidates and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the Board by current Board members, stockholders, officers or other persons. The Board will review all candidates in the same manner regardless of the source of the recommendation.

We have no formal policy regarding board diversity. Our Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

The Board also considers stockholder recommendations for director nominees that are properly received in accordance with the applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to our Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

Board Leadership Structure, Executive Sessions of Non-Management Directors

Mr. Levy currently serves as our principal executive officer and Dr. Robert J. Hariri, a non-management director, serves as chairman of our board of directors. The board of directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board and (ii) this structure benefits the interests of all stockholders. If the board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Dr. Robert J. Hariri will preside over executive sessions of the board of directors.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.   In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a corporate Code of Ethics. The text of our Code of Ethics, which applies to our employees, officers and directors, is posted in the “Corporate Governance” section of our website, http://www.myoscorp.com. A copy of our Code of Conduct and Ethics is also available in print, free of charge, upon written request to 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attention: Peter Levy.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
MYOS Corporation
45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

REPORT OF THE BOARD OF DIRECTORS

The Board of Directors has reviewed and discussed our financial statements for the fiscal year ended December 31, 2012 with management and Seligson & Giannattasio, LLP, our independent registered public accounting firm. In its discussion, management has represented to the Board of Directors that our financial statements for the fiscal year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles.

The Board of Directors has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Board of Directors has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Board of Directors concerning independence, and has considered and discussed with Seligson & Giannattasio, LLP, such firm’s independence.

Based on the Board of Directors’ review of the audited financial statements and the various discussions noted above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,

Dr. Robert J. Hariri
Dr. Louis J. Aronne
Dr. Peter Diamandis
Dr. Buzz Aldrin
Dr. Sapna Srivastava

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to us, for the fiscal years indicated, by our executive officers.

Name and Position	Fiscal Year	Salary	Bonus	Stock Awards		Total
J.B. Bernstein (Former Chief Executive Officer and Chief Financial Officer )(1)	2012 2011	$113,300 180,828	- 20,000	$	- 1,500,000	$113,300 1,700,828

Peter Levy (2) (Chief Operating Officer )	2012 2011	$200,000 -	115,000 -		23,750 -	$338,750 -

Andrew J. Einhorn (Former Chief Financial Officer) (3)	2012 2011	$45,833 -	- -		- -	$45,833 -

(1)	Mr. Bernstein resigned as Chief Executive Officer and Chief Financial Officer on April 30, 2012. Salary above includes payments to him as a consultant after his employment was terminated.

(2)	Since April 21, 2013, Mr. Levy has also served as our President.

(3)	Mr. Einhorn resigned as Chief Financial Officer on February 6, 2013.

Employment Agreements

J.B. Bernstein

On February 25, 2011, we entered into an employment agreement with J.B. Bernstein (as amended as of March 1, 2011), pursuant to which Mr. Bernstein agreed to serve as our Chief Executive Officer. As noted below, the employment agreement was terminated in April 2012.

The employment agreement had a term of four years, commencing on February 25, 2011.   The agreement provided that Mr. Bernstein would receive a one-time signing bonus of $20,000 plus an annual base salary of $213,600.  For the term of the employment agreement, Mr. Bernstein was entitled to receive an annual cash bonus of up to 50% of his base salary depending on our achieving certain milestones.  The agreement would automatically renew for successive one-year periods at the same base salary, unless a notice of non-renewal was provided by either party within 90 days prior to the expiration date.

Mr. Bernstein was entitled to receive twelve months’ base salary in the event his employment was terminated other than by death or for cause by us.  In the event Mr. Bernstein’s employment was terminated for cause (as defined in the employment agreement), he would be entitled to receive only the base salary owed to him as of the date of termination.

Mr. Bernstein’s employment agreement contained customary non-competition and non-solicitation provisions that extended to twelve months after termination of his employment.  Mr. Bernstein also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

On April 30, 2012, Mr. Bernstein resigned as our President and Chief Executive Officer and as a member of our board of directors. In connection with his resignation, we entered into a consulting agreement with him, pursuant to which we agreed to pay Mr. Bernstein a consulting fee of $5,000 per month during the six-month term of the agreement.

Peter Levy

On February 8, 2013, we entered into an amended and restated employment agreement with Peter Levy to continue to serve as its Chief Operating Officer and Executive Vice President. The agreement replaced Mr. Levy’s existing employment agreement dated February 10, 2012.  Pursuant to the terms of the agreement, Mr. Levy will continue to work as Chief Operating Officer and Executive Vice President on a full-time basis and will receive an annual base salary of $200,000.  Mr. Levy may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the Board in its sole discretion. The 500,000 shares of common stock previously granted to Mr. Levy will vest in four equal semi-annual installments commencing on August 10, 2012. The term of the agreement is three years, and the agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Levy’s employment is terminated by us for cause (as defined in the agreement) or as a result of death or disability, or if Mr. Levy terminates his employment without good reason (as defined in the agreement), Mr. Levy will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as retain any shares that have previously vested.

In the event Mr. Levy’s employment is terminated by us for any reason other than cause, death or disability, or if Mr. Levy terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as any vested shares. In addition, he will be entitled to receive his base salary for twelve months following the date of termination, a cash amount equal to the greater of (i) $50,000 and (ii) the average of all annual cash bonuses received under the agreement, and payment of all COBRA premiums for twelve months following the date of termination.

In the event Mr. Levy’s employment is terminated by us in connection with, or as a result of, a change of control (as defined in the agreement), or if Mr. Levy terminates his employment for good reason following a change in control, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination. In addition, he will be entitled to receive his base salary for twelve months following the date of termination, a cash amount equal to the greater of (i) $50,000 and (ii) the average of all annual cash bonuses received under the agreement, and payment of all COBRA premiums for twelve months following the date of termination. Furthermore, all of his unvested shares will vest as of the date of the consummation of the change in control.

The agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. Levy’s employment.  Mr. Levy also agreed to customary terms regarding confidentiality and ownership of product ideas.

Carl DeFreitas

On February 8, 2013, we entered into an engagement agreement with DeFreitas & DelSanto, LLP. Pursuant to the engagement agreement, Mr. DeFreitas will work for us on a part-time basis and will receive $150,000 per annum.

Andrew J. Einhorn

On October 15, 2012, we entered into an offer letter with Andrew J. Einhorn, pursuant to which Mr. Einhorn agreed to serve as our Chief Financial Officer. Pursuant to the terms of his offer letter, Mr. Einhorn would serve as our Chief Financial Officer on a full-time basis and receive an annual base salary of $220,000.  Mr. Einhorn would be entitled to an annual bonus of up to 100% of his annual base salary, as determined by our board of directors in its sole discretion. We agreed to negotiate an employment agreement with Mr. Einhorn, which agreement was to provide for the issuance of 2,000,000 shares of our common stock to Mr. Einhorn. On February 6, 2013, Mr. Einhorn resigned as our Chief Financial Officer. In connection with his resignation, and to facilitate the transition to our Interim Chief Financial Officer, we entered into a consulting agreement with Mr. Einhorn, pursuant to which he was entitled to his current base salary during the term of the Consulting Agreement. The consulting agreement, which terminated on February 28, 2013, also included customary confidentiality and non-solicitation provisions.

 Outstanding Equity Awards at 2012 Fiscal Year End

The following table presents, for each of the named executive officers, information regarding outstanding equity awards as of December 31, 2012.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Peter Levy	11/20/2012	2,000	--	$0.20	11/20/2022	562,500	$123,750
Andrew J. Einhorn	11/20/2012	2,000	--	$0.20	11/20/2022	--	--

(1)
The market value of the unvested common stock is calculated by multiplying the number of unvested sharesheld by the applicable named executive officer by the closing price of our common stock on December 31, 2012, which was $0.22.

Director Compensation

The following table summarizes the compensation for our non-employee board of directors for the fiscal year ended December 31, 2012. All compensation paid to our employee directors is included under the summary compensation table above.

Name	Stock Awards ($)	Option Awards ($)	Total ($)

Dr. Robert J. Hariri	$27,200	$56,667	$83,867
Dr. Louis J. Aronne	$28,000	$145,833	$173,833
Dr. Peter Diamandis	$18,000	$37,500	$55,500
Dr. Buzz Aldrin	$3,800	$10,417	$14,217

Director compensation is designed to enable us to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. Our standard compensation arrangement for non-employee directors consists of: (a) 100,000 shares of common stock vesting in five equal annual installments with the first installment vesting immediately and (b) an option to purchase 250,000 shares of common stock at an exercise price equal to the last closing sales price for the common stock on the date of grant, vesting in three equal annual installments with the first installment vesting immediately. We also reimburse our directors for reasonable out-of-pocket expenses in connection with their duties, including attending meetings of the board of directors.

STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2014 Annual Meeting (expected to be held on or about December 16, 2014) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before August 18, 2014 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  The transfer agent and registrar for our common stock, Island Stock Transfer, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at the Investor Relations portion of our website as well as on the SEC’s website at www.sec.gov.  The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2012.  The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Island Stock Transfer, by calling (727) 289-0010, or by forwarding a written request addressed to Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Island Stock Transfer, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the caption “Report of the Board of Directors” will not be deemed to be “soliciting material” or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any of our previous filings under such acts shall be interpreted as incorporating by reference the information presented under said specified captions.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the SEC should be directed to MYOS Corporation, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attn: Investor Relations.

By Order of the Board of Directors

Robert J. Hariri, M.D., Chairman of the Board,

Cedar Knolls, New Jersey
November 1, 2013

APPENDIX A

Amendment No. 1 to the
MYOS Corporation 2012 Equity Incentive Plan

      WHEREAS, MYOS Corporation (the “Company”) has established the MYOS Corporation 2012 Equity Incentive Plan, effective September 24, 2012 (the “Plan”);

      WHEREAS, the Company's Board of Directors (the “Board”) has the authority pursuant to Section 14(a) of the Plan to amend the Plan subject to the approval of holders of the Company's common stock (“Common Stock”), $0.001 par value per share (the “Stockholders”) entitled to vote in accordance with applicable law;

      WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of the Company's Common Stock that may be issued under the Plan (“Amendment No. 1”); and

      WHEREAS, pursuant to a unanimous written consent of the Board dated October 21, 2013, the Board determined to approve Amendment No. 1 and recommend its approval to the Stockholders;

      NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Stockholders, the Plan is hereby amended as follows effective upon the approval by the Stockholders of Amendment No. 1:

1.    The reference to “10,000,000 shares” in the first sentence of paragraph (b) of Section 5 of the Plan is replaced in its entirety with “20,000,000 shares”.

2.     Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

3.     A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 1 to the Plan was considered, has duly approved this Amendment No. 1 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is made effective this  ________    day of December, 2013.

MYOS CORPORATION

By:

Name:
Title:

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at the Investor Relations portion of our website at http://www.myoscorp.com.

MYOS CORPORATION
Annual Meeting of Stockholders
December 16, 2013 10:30 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MYOS CORPORATION

The undersigned stockholder of MYOS Corporation, a Nevada corporation (the “Company”), hereby appoints Dr. Robert Hariri and Peter Levy, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held December 16, 2013, at the Company’s headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERERIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSAL 2, “THREE YEARS” ON PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

MYOS CORPORATION 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927
VOTE BY INTERNET
www.islandstocktransfer.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-877-502-0550
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater FL 33760.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
☐ Dr. Robert J. Hariri ☐ Dr. Louis J. Aronne ☐ Dr. Peter Diamandis ☐ Dr. Buzz Aldrin ☐ Dr. Sapna Srivastava
	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

2.	Advisory vote on executive compensation.

☐ For ☐ Against ☐ Abstain

3.	Advisory vote on the frequency of the advisory vote on executive compensation.

☐ One Year ☐ Two Years ☐ Three Years ☐ Abstain

4.	Amendment of MYOS Corporation 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock.

☐ For ☐ Against ☐ Abstain

5.	Ratification of the appointment of Seligson & Giannattasio, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

☐ For ☐ Against ☐ Abstain

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date